UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2018

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 2.02  Results of Operations and Financial Condition.
During the fourth quarter of 2017, Hostess Brands, Inc. (the "Company") reassessed its reportable segments due to a change in the Company's internal reporting structure. Previously, the "Other" reportable segment included In-Store Bakery as well as bread and buns and frozen retail products. Subsequent to the reassessment, bread and buns and frozen retail products are reported within the Sweet Baked Goods reportable segment and In-Store Bakery is presented as a stand-alone reportable segment. This change was reflected on the Company's Annual Report filed on Form 10-K for the year ended December 31, 2017 (the "2017 10-K"), filed with the Securities and Exchange Commission on February 28, 2018.
Attached as Exhibit 99.1 to this Current Report on Form 8-K are unaudited segment results for each quarter of the year ended December 31, 2017 and 2016 reflecting the new reportable segments. The information in the attached Exhibit 99.1 is presented on a historical basis for each quarter of the year ended December 31, 2017, and on a pro forma combined basis, giving effect to the Company's November 2016 business combination, for each quarter of the year ended December 31, 2016, as more fully described therein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1     Unaudited Segment Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: March 5, 2018	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer